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EXHIBIT 23

                    CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements of Minnesota Mining and Manufacturing Company on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689
and 333-30691) and Form S-3 (Registration No. 33-48089), of our report dated February 14, 2000, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Paul, Minnesota
February 14, 2000